As filed with the Securities and Exchange Commission on May 1, 2002

                                                           REGISTRATION NO. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 _______________

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      under

                           THE SECURITIES ACT OF 1933
                                 _______________

                              DIANON SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


             DELAWARE                                        06-1128081
  (State or other jurisdiction of                         (I.R.S. Employer
   incorporation or organization)                        Identification No.)

                              200 Watson Boulevard
                               Stratford, CT 06615
                                 (203) 381-4000

          (Address, including Zip Code, of principal executive offices)
                              ____________________

                           NON-ISO STOCK OPTION GRANT

                            (Full title of the Plan)

                                 _______________

                              Mr. Kevin C. Johnson
                     President, Chief Executive Officer and
                       Chairman of the Board of Directors
                              DIANON Systems, Inc.
                              200 Watson Boulevard
                               Stratford, CT 06615
                                 (203) 381-4000

                                    Copy to:

                              Dennis J. Block, Esq.
                          Cadwalader, Wickersham & Taft
                                 100 Maiden Lane
                            New York, New York 10038
                                 (212) 504-6000
     (Name and address, including Zip Code, telephone number and area code, of agent for service)
                                 _______________

                         CALCULATION OF REGISTRATION FEE

===================================================================================================
 Title of Securities      Amount to be     Proposed Maximum    Proposed Maximum      Amount of
   to be Registered    Registered (1)(2)       Offering           Aggregate        Registration
                                            Price Per Share   Offering Price (3)      Fee (4)
                                                  (3)
---------------------------------------------------------------------------------------------------
 Common Stock, $0.01     125,000 shares         $63.06            $7,882,500          $725.19
      par value
===================================================================================================

(1) This Form S-8 is registering 125,000 shares of common stock of DIANON Systems, Inc. (the "Registrant") representing the number of shares reserved for issuance upon the exercise of options outstanding under Non-ISO Stock Option Grant (the "Plan").

(2) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminable number of shares that may be offered and issued pursuant to stock splits, stock dividends or similar transactions.

(3) Estimated solely for purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, pursuant to which shares subject to outstanding options are deemed to be offered at the prices at which such options may be exercised and restricted shares and shares that may be acquired upon exercise of options granted in the future are deemed to be offered at $63.06 per share, the average of the daily high and low sales prices of common stock of the Registrant on the Nasdaq National Market at the close of trading on May 1, 2002.

(4) This fee has been calculated under Section 6(b) of the Securities Act, as .000092 of $7,882,500.

--------------------------------------------------------------------------------

                                Explanatory Note

            This Registration Statement is being filed solely for purposes of registering the shares for resale by the Selling Stockholder. The reoffer prospectus which is filed as a part of this Registration Statement has been prepared in accordance with the requirements of Form S-3, and pursuant to General Instruction C of Form S-8 may be used for reoffers or resales of the shares that have been acquired by the Selling Stockholders.

                                     PART I

            The documents containing the information required in Part I of the registration statement pertaining to shares of the Registrant's common stock issuable on the exercise of options previously granted under the Non-ISO Stock Option Grant will be or have been provided to the selling stockholder as required by Rule 428(b)(1). Such documents are not being filed with the SEC in accordance with the instructions to Form S-8, but constitute (along with the documents incorporated by reference into the registration statement pursuant to
Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

            Set forth immediately below is the reoffer prospectus described in the Explanatory Note above.

                               REOFFER PROSPECTUS

                              DIANON SYSTEMS, INC.

                         125,000 SHARES OF COMMON STOCK

            Kevin C. Johnson (the "Selling Stockholder"), the President and Chief Executive Officer, is selling for his own account up to 125,000 shares of our common stock that he acquired pursuant to the Non-ISO Stock Option Grant. The Company will not receive any of the proceeds from such sales.

            The Selling Stockholder proposes to sell the shares from time to time in transactions occurring either on or off the Nasdaq National Market at prevailing market prices or at negotiated prices. Sales may be made through brokers or to dealers, who are expected to receive customary commissions or discounts.

            The Selling Stockholder and participating brokers and dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, in which event any profit on the sale of shares by the Selling Stockholder and any commissions or discounts received by those brokers or dealers may be deemed to be underwriting compensation under the Securities Act.

            The common stock is traded on the Nasdaq National Market ("Nasdaq") under the symbol "DIAN". On April 29, 2002, the closing price of the common stock on Nasdaq was $63.19 per share.

            Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                   May 1, 2002

            YOU SHOULD ONLY RELY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS OR ANY SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THE COMMON STOCK IS NOT BEING OFFERED IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS.

                                ________________


                                TABLE OF CONTENTS

                                                                           Page

WHERE YOU CAN FIND MORE INFORMATION..........................................2
THE COMPANY..................................................................3
SELLING STOCKHOLDER..........................................................3
PLAN OF DISTRIBUTION.........................................................4
EXPERTS......................................................................5

                       WHERE YOU CAN FIND MORE INFORMATION

            We file annual and quarterly reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Securities and Exchange Commission (the "SEC"). You may read and copy any document the Company files at the SEC's public reference rooms located at 450 Fifth Street, N.W., Washington, D.C. 20549 and at Northwest Atrium Center, 5000 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

            We have filed with the SEC a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the common stock. This Prospectus, which constitutes a part of that Registration Statement, does not contain all the information contained in that Registration Statement and its exhibits. For further information with respect to the Company and the common stock, you should consult the Registration Statement and its exhibits. Statements contained in this Prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC. The Registration Statement and any of its amendments, including exhibits filed as a part of the Registration Statement or an amendment to the Registration Statement, are available for inspection and copying through the entities listed above.

            The SEC allows us to "incorporate by reference" the information that we file with them, which means that we can disclose important information to you by referring you to the other information we have filed with the SEC. The information that we incorporate by reference is considered to be part of this Prospectus, and information that we file later with the SEC will automatically update and supersede this information.

            The following documents filed by us with the SEC pursuant to Section 13 of the Exchange Act (File No. 1-8989) and any future filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act made before the termination of the offering are incorporated by reference:

      (i) the Annual Report on Form 10-K for the fiscal year ended December 31, 2001, which was filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the exhibits therein;

      (ii) the Amendment to the Annual Report on Form 10-K/A, which was filed with the Commission pursuant to the Exchange Act, and

      (iii) the description of the common stock contained in the Registrant's Registration Statement on Form 8-A, dated July 30, 1991, including any amendment or report filed for the purpose of updating such description.

            We will provide to you without charge, a copy of any or all documents incorporated by reference into this Prospectus except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). You may request copies by writing to us at DIANON Systems, Inc, Attn: David Schreiber, Senior Vice President and Chief Financial Officer, 200 Watson Boulevard, Stratford Connecticut 06615. Telephone requests may be directed to (203) 381-4055.

                                   THE COMPANY

            DIANON Systems, Inc. (the "Company"), incorporated in 1984, provides a full line of anatomic pathology testing services and a number of genetic and clinical chemistry testing services to patients, physicians and managed care organizations throughout the United States. The Company's principal physician audience for these services includes approximately 50,000 clinicians engaged in the fields of medical oncology, urology, dermatology, gynecology and gastroenterology. The Company is one of the leading specialized provides of anatomic pathology testing services in the United States.

            The Company performs all testing at either its main facility in Stratford, Connecticut or at its other facilities located in Tampa, Florida; New City, New York; Woodbury, New York or Oklahoma City, Oklahoma (the latter acquired in November 2001). The Company provides most test results to physicians within forty-eight hours. In 1996, the Company opened a specimen processing facility at the hub of its airfreight provider in Ohio in order to prepare certain specimens for more rapid processing when they arrive in the appropriate laboratory and to improve overall turnaround time to the physicians.

                               SELLING STOCKHOLDER

            This Prospectus relates to shares of common stock that have been acquired by the Selling Stockholder pursuant to the Non-ISO Stock Option Grant.

            The following table sets forth with respect to the Selling Stockholder, based upon information available to the Company as of April 30, 2002, the number of shares of Company common stock owned (including, where applicable, the common stock covered by this reoffer prospectus, Company common stock not covered by this prospectus and options to purchase Company common stock), the number of shares of common stock registered by this reoffer prospectus and the number and percent of outstanding shares of Company common stock that will be owned after the sale of the registered common stock assuming the sale of all of the registered common stock.

                                           SHARES      SHARES BENEFICIALLY OWNED
                             SHARES      COVERED BY      AFTER THIS OFFERING
                          BENEFICIALLY      THIS        ------------------------
 SELLING STOCKHOLDER(1)      OWNED       PROSPECTUS      NUMBER        PERCENT
--------------------------------------------------------------------------------

Kevin C. Johnson           216,438       125,000        91,438           *

(1)  Mr. Johnson is the President and Chief Executive Officer.

*    Less than one (1%) percent.

                              PLAN OF DISTRIBUTION

            Shares covered by this Prospectus will be sold by the Selling Stockholder as principal for his own account. The selling stockholder and any of his pledgees, donees, assignees, transferees, may sell any or all of the shares of common stock for value from time to time under this reoffer prospectus in one or more transactions on the Nasdaq Stock Market or any stock exchange, market or trading facility on which the common stock is traded, in a negotiated transaction or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The selling stockholder will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. The selling stockholder may use any one or more of the following methods when selling shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

      o an exchange distribution in accordance with the rules of the applicable exchange;

      o     privately negotiated transactions;

      o     underwritten offerings;

      o     short sales;

      o agreements by the broker-dealer and the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

      o     a combination of any such methods of sale; and

      o     any other method permitted by applicable law.

Each sale may be made either at the market price prevailing at the time of sale or at a negotiated price. Sales may be made through brokers or to dealers, and such brokers or dealers may receive compensation in the form of commissions or discounts not exceeding those customary in similar transactions. Any shares covered by this Prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions and other expenses incurred by the Selling Stockholder will be borne by the Selling Stockholder.

            The Selling Stockholders and any dealer acting in connection with the offering or any broker executing a sell order on behalf of the Selling Stockholder may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of shares by the Selling Stockholder and any commissions or discounts received by any such broker or dealer may be deemed to be underwriting compensation under the Securities Act. In addition, any such broker or dealer may be required to deliver a copy of this Prospectus to any person who purchases any of the shares from or through such broker or dealer.

            In order to comply with the securities laws of certain states, if applicable, the shares will be sold only through registered or licensed brokers or dealers.

            The Company will pay all expenses in connection with this offering and will not receive any proceeds from sales of any common stock by the Selling Stockholder.

                                     EXPERTS

            The consolidated financial statements and schedule incorporated by reference in this Prospectus and elsewhere in the registration statement, from the Company's 2001 Annual Report on Form 10-K dated March 28, 2002, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports, with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                     PART II

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following documents, which have been filed by the Registrant with the Commission, are incorporated in the Registration Statement by reference:

      (1) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, which was filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the exhibits therein;

      (2) the Registrant's Amendment to the Annual Report on Form 10-K/A, which was filed with the Commission pursuant to the Exchange Act; and

      (3) the description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A, dated July 30, 1991, including any amendment or report filed for the purpose of updating such description.

            All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein and to be a part hereof shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

            The Registrant will provide without charge to each person to whom this Prospectus is delivered, upon request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written requests should be directed to DIANON Systems, Inc. Attn: David Schreiber, Senior Vice President and Chief Financial Officer, at 200 Watson Boulevard, Stratford, CT 06615. Telephone requests may be directed to (203) 381-4055.

ITEM 4.     DESCRIPTION OF SECURITIES.

            Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Not applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Subsection (a) of Section 145 of the General Corporation Law of Delaware (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

            Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

            Section 145 of the DGCL further provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

            Article X of the Registrant's Certificate of Incorporation provides that a director shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

            Article X of the Registrant's Certificate of Incorporation requires the Registrant, among other things, to indemnify to the fullest extent permitted by the DGCL, any person who is or was a party or is threatened to be made a party to, or otherwise requires representation by counsel in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not an action by or in the right of the Registrant), by reason of the fact that he is or was a director or officer of the Registrant, or while serving as a director or officer of the Registrant, is or was serving at the request of the Registrant, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.

ITEM 8.     EXHIBITS.

            4.1 Certificate of Incorporation of the Registrant, incorporated by reference to the Registrant's registration statement on Form S-1, dated June 14, 1991 (Registration No. 33-41226).

            4.2   Bylaws of the Registrant, incorporated by reference to the
                  Exhibit 3.3. to the Registrant's Quarterly Report on Form 10-Q, dated November 14, 1997.

            5.1 Opinion of Cadwalader, Wickersham & Taft, counsel for Company, as to the legality of the securities being registered.

            23.1  Consent of Cadwalader, Wickersham & Taft (included in Exhibit
                  5.1 hereof).

            23.2  Consent of Arthur Andersen LLP.

ITEM 9.     UNDERTAKINGS.

      The undersigned registrant hereby undertakes:

      (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      provided, however, that the undertakings set forth in paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

      (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

      (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (d) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 6 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Connecticut on April 30, 2002.

                                       DIANON SYSTEMS, INC.
                                          (Registrant)

                                       By: /s/ Kevin C. Johnson
                                           -------------------------------------
                                           Kevin C. Johnson
                                           President and Chief Executive Officer

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin C. Johnson as their true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact full power and authority to do and perform such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                         TITLE                     DATE
          ---------                         -----                     ----

/s/ Kevin C. Johnson             President, Chief Executive     April 30, 2002
--------------------------      Officer and Chairman of the
Kevin C. Johnson                     Board of Directors
                                (Principal Executive Officer)

/s/ David R. Schreiber         Chief Financial Officer, Senior  April 30, 2002
--------------------------       Vice President, Finance and
David R. Schreiber                        Director
                                  (Principal Financial and
                                     Accounting Officer)

/s/ John P. Davis                         Director              April 30, 2002
--------------------------
John P. Davis

          SIGNATURE                         TITLE                     DATE
          ---------                         -----                     ----

/s/ Bruce K. Crowther                     Director              April 30, 2002
--------------------------
Bruce K. Crowther

/s/ E. Timothy Geary                      Director              April 30, 2002
--------------------------
E. Timothy Geary

/s/ G.S. Beckwith Gilbert                 Director              April 30, 2002
--------------------------
G.S. Beckwith Gilbert

/s/ Jeffrey L. Sklar                      Director              April 30, 2002
--------------------------
Jeffrey L. Sklar

/s/ James T. Barry                        Director              April 30, 2002
--------------------------
James T. Barry

                                  EXHIBIT INDEX
                                  -------------

            Exhibit
            No.         Document
            -------     --------

            4.1 Certificate of Incorporation of the Registrant, incorporated by reference to the Registrant's registration statement on Form S-1, dated June 14, 1991 (Registration No. 33-41226).

            4.2 Bylaws of the Registrant, incorporated by reference to the Exhibit 3.3. to the Registrant's Quarterly Report on Form 10-Q, dated November 14, 1997.

            5.1 Opinion of Cadwalader, Wickersham & Taft, counsel for Company, as to the legality of the securities being registered.

            23.1        Consent of Cadwalader, Wickersham & Taft (included in
                        Exhibit 5.1 hereof).

            23.2        Consent of Arthur Andersen LLP.